Exhibit 5.1

Forward Pharma A/S Østergade 24 A, 1. floor DK-1100 Copenhagen K Denmark	LAW FIRM LLP WWW.NNLAW.DK FREDERIKSBERGGADE 16 1459 COPENHAGEN K DENMARK VAT NO./CVR. NO. 32 30 33 74 TEL +45 33 11 45 45 FAX +45 33 11 80 81 9 APRIL 2015

Ladies and Gentlemen,

FORWARD PHARMA A/S, COMPANY REG. NO. (CVR) 28865880 — REGISTRATION STATEMENT ON FORM S-8 FILED WITH THE UNITED STATES SECURITIES EXCHANGE COMMISSION

We have acted as Danish legal counsel to Forward Pharma A/S (the “Company”) in relation to the preparation and filing by the Company with the United States Securities Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 3,109,384 ordinary shares of the Company of DKK 0.10 nominal value (the “Shares”) that may be issued under the Company’s 2014 Omnibus Equity Incentive Compensation Plan (the “Plan”).

In our capacity as such counsel, we are familiar with (i) the proceedings relating to the creation of the Company as a Danish public limited liability company organized under the laws of Denmark, and (ii) the proceedings taken and proposed to be taken by the Company in connection with the Plan and the issuance of the Shares.

1.                            Basis of the opinion

For the purpose of this opinion we have examined the following documents:

a)             A copy of the Registration Statement;

b)             The articles of association of the Company as registered with the Danish Business Authority on the date hereof;

c)              An online transcript from the Danish Business Authority on the date hereof, with respect to the Company;

d)             A signed copy of the minutes from the extraordinary general meeting of the Company held on July 24, 2014, authorising the board of directors to issue the Shares;

e)              A signed copy of the minutes from the extraordinary general meeting of the Company held on October 14, 2014, amending the authorization to the board of directors to issue the Shares;

f)               Draft minutes of a board meeting to be held on April 13, 2015, including a subscription list, pursuant to which a portion of the Shares will be issued; and

g)              Such other documents, agreements and records as we have deemed necessary for the purposes of rendering this opinion.

The documents mentioned in Sections 1a) — 1g) above are referred to as the “Documentation” or individually as a “Document”.

2.                            Assumptions

In rendering this opinion, we have relied, without independent verification, upon the following assumptions:

a)             That each Document is true, correct and fully updated and has not been amended, waived or revoked after the date of each such Document and that all material supplied to us has been supplied in full and has not subsequently been altered or amended;

b)             That the meetings which form the basis of or are referred to in Sections 1d and 1e were duly and properly convened and conducted and that all participants therein has acted bona fide throughout;

c)              That the meeting which form the basis of or is referred to in Section 1f will be duly and properly convened and conducted and that all participants therein will act bona fide throughout;

d)             That copies submitted to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or subject matter which they purport to record, and that all resolutions set out in such copies were or will be duly passed;

e)              The information contained in the online transcript from the Danish Business Authority (cf. Section 1c)) concerning the Company being accurate, complete and updated;

f)               The conformity to original and final documentation to the extent we have been presented with copies or draft Documentation, and that originals were or will be duly executed in the manner appearing on the copy; and

g)              The genuineness of all signatures and dates on all Documentation (other than on behalf of the Company), examined by us, and that the identities of the signatories are as stated or written.

3.                            Qualifications

In addition to the assumptions set forth in Section 2 above, this opinion is subject to the following qualifications:

a)             This opinion is limited to the matters of the laws of Denmark as in effect today and as such laws are currently applied by Danish courts and we express no opinion with respect to the laws of any other jurisdiction nor have we made any investigations as to any law other than the laws of Denmark; and

b)             In rendering this opinion we have relied on certain matters of information obtained from the Company and other sources reasonably believed by us to be credible;

We assume no obligation to notify you of any changes to this opinion as a result of any facts or circumstances that may come to our attention in the future or as a result of any change in the laws of Denmark which may hereafter occur.

4.                            Opinion

Based on the assumptions set forth in Section 2 and the qualifications set forth in Section 3, we are of the opinion that:

a)             The Company is a Danish public limited liability company (in Danish: “aktieselskab”) duly incorporated and validly existing under the laws of Denmark and registered with the Danish Business Authority;

b)             The Shares will, when duly subscribed for, paid and registered with the Danish Business Authority as contemplated by the Plan be validly issued, fully paid and non-assessable.

5.                            Limitation of liability

This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our law firm name in the prospectus constituting a part thereof.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Yours sincerely,

Nielsen Nørager Law Firm LLP

/s/ Jakob Mosegaard Larsen
Jakob Mosegaard Larsen
Attorney-at-law